Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chesapeake Corporation

Chesapeake Corporation Retirement And 401k Savings Plan

We consent to the incorporation by reference in Registration Statement No. 33-14927 of Chesapeake Corporation on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Chesapeake Corporation Retirement And 401k Savings Plan for the year ended December 31, 2006.

/s/ MCGLADREY & PULLEN, LLP

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MCGLADREY & PULLEN, LLP

Richmond, Virginia
June 28, 2007